MutualFirst Announces Second Quarter 2007 Earnings

MUNCIE, Ind., July 20 /PRNewswire-FirstCall/ -- MutualFirst Financial, Inc. (Nasdaq: MFSF), the holding company of Mutual Federal Savings Bank (the "Bank"), announced today that net income for the second quarter ended June 30, 2007 was $1.1 million, or $.27 for basic and diluted earnings per share. This compared to net income for the comparable period in 2006 of $1.3 million, or $.32 for basic and $.31 for diluted earnings per share. Annualized return on assets was .48% and return on tangible equity was 6.24% for the second quarter of 2007 compared to .56% and 7.18% respectively, for the same period last year. On a linked quarter basis, second quarter 2007 basic and diluted earnings per share increased $.02, or 8% when compared to the first quarter 2007. "We continue to face a difficult operating environment; however, we are focused on activities that can improve our performance," said David Heeter, Chief Executive Officer.

Net income for the six months ended June 30, 2007 was $2.2 million or $.53 for basic and $.52 for diluted earnings per share. This compared to net income for the comparable period in 2006 of $2.9 million or $.68 for basic and $.67 for diluted earnings per share. Annualized return on average assets was .46% and return on average tangible equity was 6.01% for the first half of 2007 compared to .60% and 7.75% respectively, for the same period last year.

The comparative reduction of income for the three and six month periods was primarily due to shrinking net interest margin and a reduction in earning assets as discussed below. The increase in net interest margin over the last two consecutive quarters is also discussed below.

Assets totaled $948.7 million at June 30, 2007, a decrease from December 31, 2006 of $12.2 million, or 1.3%. Loans, excluding loans held for sale, decreased $10.4 million or 1.3%. Consumer loans increased $941,000, or .4%, while commercial loans decreased $5.1 million, or 3.5%, and residential mortgage loans held in the portfolio decreased $6.1 million, furthering our strategy to reduce the percentage of fixed rate real estate mortgage loans to total loans. Mortgage loans held for sale decreased $329,000 and mortgage loans sold during the first half of 2007 totaled $12.1 million. The decreased loan balances are due primarily to prepayments exceeding slower than projected production. CEO Heeter commented, "Our loan pipeline is strong and we expect those loans to fund over the remainder of the year." Investment securities available for sale decreased $1.5 million, or 3.5%, compared to December 31, 2006.

Allowance for loan losses increased $122,000 to $8.3 million when comparing December 31, 2006 to June 30, 2007. Net charge offs for the first half of 2007 were $744,000 or .18% of average loans on an annualized basis compared to $841,000, or .20% of average loans for the comparable period in 2006. The decrease was primarily due to a recovery of $196,000 for previously charged off commercial leases during the 2007 period. As of June 30, 2007 the allowance for loan losses as a percentage of loans receivable and non-performing loans was 1.03% and 169.16%, respectively, compared to 1.00% and 143.59%, respectively, at December 31, 2006.

Total deposits were $690.9 million at June 30, 2007, a decrease from $703.4 at December 31, 2006. This decrease was due primarily to decreases in wholesale deposits of $14.7 million and retail certificates of deposit of $5.3 million. Consistent with our strategy, these decreases were partially offset by increases in core demand, money market and savings deposits of $7.6 million. Total borrowings decreased $3.0 million to $155.8 million at June 30, 2007 from $158.9 million at December 31, 2006.

Stockholders' equity increased $402,000, or .5%, from $87.3 million at December 31, 2006, to $87.7 million at June 30, 2007. The increase was due primarily to net income of $2.2 million, Employee Stock Ownership Plan (ESOP) and RRP shares earned of $321,000 and exercised stock options of $87,000. This increase was partially offset by the repurchase of 43,000 shares of common stock for $854,000 and dividend payments of $1.3 million. Also, the market value of securities available for sale compared to their book value decreased $25,000 from a loss of $355,000 at December 31, 2006 to a loss of $380,000 at June 30, 2007.

Net interest income before the provision for loan losses decreased $638,000 from $6.8 million for the three months ended June 30, 2006 to $6.1 million for the three months ended June 30, 2007. The reasons for the decrease were a $25.8 million, or 2.9%, decrease in average interest earning assets and a 20 basis point decrease in the net interest margin reflecting the Bank's liability sensitive nature. The reduction in average interest earning assets was due primarily to a restructuring of the balance sheet in the fourth quarter of 2006 and decreased loan balances during the first half of 2007. On a linked quarter basis, net interest margin increased to 2.85% for the three months ended June 30, 2007 compared to 2.79% for the three months ended March 31, 2007. This is the second consecutive quarter net interest margin has increased due primarily to the restructuring of the balance sheet in the fourth quarter 2006 and a flattening of deposit repricing during the first two quarters of 2007.

Net interest income before the provision for loan losses decreased $1.7 million for the six months ended June 30, 2007 compared to the six months ended June 30, 2006. The reasons for the decrease were similar to those stated above. Average interest earning assets decreased $21.8 million, or 2.5% and the net interest margin decreased by 31 basis points from 3.13% for the six months ended June 30, 2006 to 2.82% for the same period in 2007.

The provision for loan losses for the second quarter of 2007 was $533,000, compared to $525,000 for last year's comparable period. Non-performing loans to total loans at June 30, 2007 were .61% compared to .79% at June 30, 2006. Non-performing assets to total assets were .80% at June 30, 2007 compared to .90% at June 30, 2006.

Non-interest income increased $277,000 to $2.0 million, or 16.5%, for the three months ended June 30, 2007 compared to the same period in 2006. The increase was due primarily to increases in service fees on transaction accounts of $133,000, or 11.9%, increases in commission income of $90,000, or 58.4%, and improved earnings on cash surrender value of life insurance of $50,000, or 18.7%. On a linked quarter basis, non-interest income increased $221,000, or 12.8%. This increase was due primarily to increases in service fees on transaction accounts of $182,000 and increases in commission income of $47,000.

For the six month period ended June 30, 2007 non-interest income increased $348,000, or 10.4%, to $3.7 million compared to $3.3 million for the same period in 2006. The reasons are similar to those mentioned above.

Non-interest expense remained flat at $6.2 million for the three months ended June 30, 2007 compared to the same period in 2006. Increases in current quarter non-interest expense compared to the same period in 2006 include increases in data processing expense of $84,000 due primarily to technological upgrades, increases in occupancy expense of $32,000 and increases in salaries and employee benefits of $28,000. These increases were offset by decreases in marketing expense of $69,000, professional fees of $56,000 and other expenses of $36,000. On a linked quarter basis non-interest expense was flat at $6.2 million. Heeter added, "Our staff continues to be diligent in effectively managing our expenses in this difficult environment."

Non-interest expense remained flat at $12.4 million for the six months ended June 30, 2007 compared to the same period in 2006.

Income tax expense decreased $134,000 for the three months ended June 30, 2007 compared to the same period in 2006 due primarily to less taxable income. The effective tax rate also decreased from 20.0% to 15.2% due to an increased percentage of low income housing tax credits to taxable income when comparing the second quarter of 2007 to the second quarter of 2006, respectively.

For the six-month period ended June 30, 2007, income tax expense decreased $520,000 compared to the same period in 2006. The decrease was due primarily to decreased taxable income. The effective tax rate also decreased from 22.7% to 13.4% due to an increased percentage of low income housing tax credits to taxable income when comparing the first half of 2007 to the first half of 2006, respectively.

MutualFirst Financial, Inc. and Mutual Federal Savings Bank are headquartered in Muncie, Indiana with twenty-one full service offices in Delaware, Grant, Kosciusko, Randolph, and Wabash counties.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to changes in interest rates; the loss of deposits and loan demand to competitors; substantial changes in financial markets; changes in real estate values and the real estate market; or regulatory changes.

MUTUALFIRST FINANCIAL INC.

	30-Jun	31-Dec
Selected Financial Condition Data (Unaudited):	2007	2006
	(000)	(000)
Total Assets	$948,662	$960,842
Cash and cash equivalents	23,795	24,915
Loans held for sale	1,001	1,330
Loans receivable, net	795,203	805,625

Investment securities available for sale, at fair value	39,902	41,363
Total deposits	690,930	703,359
Total borrowings	155,804	158,852
Total stockholders' equity	87,666	87,264

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	30-Jun	31-Mar	30-Jun	30-Jun	30-Jun
Selected Operations Data (Unaudited):	2007	2007	2006	2006	2006
	(000)	(000)	(000)	(000)	(000)
Total interest income	$14,056	$13,809	$13,911	$27,865	$27,500
Total interest expense	7,941	7,814	7,158	15,755	13,715

Net interest income	6,115	5,995	6,753	12,110	13,785
Provision for loan losses	533	332	525	865	918
Net interest income after
provision for loan losses	5,582	5,663	6,228	11,245	12,867

Non-interest income
Fees and service charges	1,246	1,064	1,113	2,309	2,119
Equity in gains (losses) of
limited partnerships	(27)	(27)	(13)	(53)	(2)
Commissions	244	197	154	441	352
Net gain (loss) on loan sales
and servicing	96	91	101	187	235
Increase in cash surrender
value of life insurance	317	338	267	655	504
Other income	78	70	55	148	131
Total non-interest income	1,954	1,733	1,677	3,687	3,339

Non-interest expense
Salaries and benefits	3,654	3,639	3,626	7,293	7,375
Occupancy and equipment	864	908	832	1,772	1,710
Data processing fees	298	256	214	554	432
Professional fees	177	179	233	356	491
Marketing	229	209	298	437	442
Other expenses	982	1,028	1,018	2,011	1,991
Total non-interest expense	6,204	6,219	6,221	12,423	12,441

Income before taxes	1,332	1,177	1,684	2,509	3,765
Income tax provision	203	133	337	336	856
Net income	$1,129	$1,044	$1,347	$2,173	$2,909

Average Balances, Net Interest Income, Yield Earned and Rates Paid

		Three			Three
		mos ended			mos ended
		06/30/2007			06/30/2006
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning
Assets:
Interest -bearing deposits	$3,187	$31	3.89%	$1,698	$15	3.53%
Mortgage-backed securities:
Available-for-sale	9,041	112	4.96	11,025	116	4.21
Investment securities:
Available-for-sale	30,525	398	5.22	30,186	352	4.66
Loans receivable	806,907	13,405	6.65	832,373	13,304	6.39
Stock in FHLB of Indianapolis	9,938	110	4.43	10,126	125	4.94
Total interest-earning assets (3)	859,598	14,056	6.54	885,408	13,912	6.29
Non-interest earning assets,
net of allowance for loan
losses and unrealized gain/loss	87,451			85,041
Total assets	$947,049			$970,449

Interest-Bearing
Liabilities:
Demand and NOW accounts	$123,554	$727	2.35%	$94,920	$331	1.39%
Savings deposits	56,666	72	0.51	62,601	78	0.50
Money market Accounts	25,167	162	2.57	37,881	173	1.83
Certificate accounts	446,168	5,197	4.66	454,032	4,576	4.03
Total deposits	651,555	6,158	3.78	649,434	5,158	3.18
Borrowings	140,767	1,784	5.07	171,387	2,000	4.67
Total interest-bearing accounts	792,322	7,942	4.01	820,821	7,158	3.49
Non-interest bearing deposit accounts	50,829			46,148
Other liabilities	16,143			14,544
Total liabilities	859,294			881,513
Stockholders' equity	87,755			88,936
Total liabilities and stockholders' equity	$947,049			$970,449

Net earning assets	$67,276			$64,587

Net interest income		$6,114			$6,754

Net interest rate spread			2.53%			2.80%

Net yield on average
interest-earning assets			2.85%			3.05%

Average interest-earning assets to
average interest-bearing liabilities			108.49%			107.87%

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
Selected Financial Ratios and Other	30-Jun	31-Mar	30-Jun
Financial Data (Unaudited):	2007	2007	2006
Share and per share data:
Average common shares outstanding
Basic	4,120,844	4,129,925	4,227,308
Diluted	4,173,986	4,197,120	4,303,654
Per share:
Basic earnings	$0.27	$0.25	$0.32
Diluted earnings	$0.27	$0.25	$0.31
Dividends	$0.15	$0.15	$0.14

Dividend payout ratio	55.56%	60.00%	45.16%

Performance Ratios:
Return on average assets (ratio of
net income to average totalassets)(1)	0.48%	0.44%	0.56%
Return on average tangible equity (ratio of
net income to average tangible equity)(1)	6.24%	5.79%	7.18%
Interest rate spread information:
Average during the period(1)	2.53%	2.49%	2.81%

Net interest margin(1)(2)	2.85%	2.79%	3.05%

Efficiency Ratio	76.89%	80.47%	73.80%

Ratio of average interest-earning
assets to average interest-bearing liabilities	108.49%	108.12%	107.87%

Allowance for loan losses:
Balance beginning of period	$8,219	$8,156	$8,029
Charge offs:
One- to four- family	64	120	33
Multi-family	0	0	0
Commercial real estate	0	0	0
Construction or development	0	0	0
Consumer loans	314	413	178
Commercial business loans	267	0	300
Sub-total	645	533	511
Recoveries:
One- to four- family	48	0	77
Multi-family	0	0	0
Commercial real estate	0	0	0
Construction or development	0	0	0
Consumer loans	121	64	47
Commercial business loans	1	200	10
Sub-total	170	264	134

Net charge offs	475	269	377
Additions charged to operations	533	332	525
Balance end of period	$8,277	$8,219	$8,177

Net loan charge-offs to average loans (1)	0.24%	0.13%	0.18%

	Six Months	Six Months
	Ended	Ended
Selected Financial Ratios and Other	30-Jun	30-Jun
Financial Data (Unaudited):	2007	2006
Share and per share data:
Average common shares outstanding
Basic	4,125,935	4,248,603
Diluted	4,186,103	4,330,914
Per share:
Basic earnings	$0.53	$0.68
Diluted earnings	$0.52	$0.67
Dividends	$0.30	$0.28

Dividend payout ratio	57.69%	41.79%

Performance Ratios:
Return on average assets (ratio of
net income to average total assets)(1)	0.46%	0.60%
Return on average tangible equity (ratio of
net income to average tangible equity)(1)	6.01%	7.75%
Interest rate spread information:
Average during the period(1)	2.51%	2.88%

Net interest margin(1)(2)	2.82%	3.13%

Efficiency Ratio	78.64%	72.65%

Ratio of average interest-earning
assets to average interest-bearing liabilities	108.24%	107.83%

Allowance for loan losses:
Balance beginning of period	$8,156	$8,100
Charge offs:
One- to four- family	184	255
Multi-family	0	0
Commercial real estate	0	0
Construction or development	0	0
Consumer loans	727	425
Commercial business loans	267	325
Sub-total	1,178	1,005

Recoveries:
One- to four- family	48	77
Multi-family	0	0
Commercial real estate	0	0
Construction or development	0	0
Consumer loans	185	77
Commercial business loans	201	10
Sub-total	434	164

Net charge offs	744	841
Additions charged to operations	865	918
Balance end of period	$8,277	$8,177

Net loan charge-offs to averageloans (1)	0.18%	0.20%

	June 30,	March 31,	June 30,
	2007	2007	2006

Total shares outstanding	4,329,183	4,357,130	4,439,620
Tangible book value per share	$16.71	$16.58	$16.73

Nonperforming assets (000's)
Loans: Non-accrual	$4,383	$5,144	$4,135
Accruing loans past due 90 days or more	400	48	2,404
Restructured loans	110	111	114

Total nonperforming loans	4,893	5,303	6,653
Real estate owned	1,519	1,003	1,360
Other repossessed assets	1,207	1,254	813
Total nonperforming assets	$7,619	$7,560	$8,826

Asset Quality Ratios:
Non-performing assets to total assets	0.80%	0.80%	0.90%
Non-performing loans to total loans	0.61%	0.66%	0.79%
Allowance for loan losses to non-performing loans	169.16%	154.99%	122.91%
Allowance for loan losses to loans receivable	1.03%	1.02%	0.98%

(1) Ratios for the three periods have been annualized.

(2) Net interest income divided by average interest earning assets.

(3) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

SOURCE MutualFirst Financial, Inc.
-0- 07/20/2007
/CONTACT: Tim McArdle, Senior Vice President and Treasurer of MutualFirst Financial, Inc., +1-765-747-2818/
/First Call Analyst: /
/FCMN Contact: ccook@mfsbank.com /
/Web site: http://www.mfsbank.com/
(MFSF)